        As filed with the Securities and Exchange Commission on October 22, 1996
                                                       Registration No. 333-4380
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-1
                              REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               PARK BANCORP, INC.
                   PARK  FEDERAL  SAVINGS  BANK  401(K) PLAN
  (exact name of registrant as specified in its certificate of incorporation)


          DELAWARE                        6035                  36-4082530
(state or other jurisdiction of     (Primary Standard          (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                              2740 WEST 55TH STREET
                             CHICAGO, ILLINOIS 60632
                                  (312) 434-6040
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DAVID A. REMIJAS
            CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            PARK FEDERAL SAVINGS BANK
                              2740 WEST 55TH STREET
                             CHICAGO, ILLINOIS 60632
                                 (312) 434-6040
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                   Copies to:
                            MARY M. SJOQUIST, ESQUIRE
                           PATRICIA A. MURPHY, ESQUIRE
                            GEOFFREY W. RYAN, ESQUIRE
                           MULDOON, MURPHY & FAUCETTE
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                  (202) 362-0840





              SALE TO THE PUBLIC CONCLUDED AUGUST 9, 1996

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         This  Post-Effective  Amendment  No.  1 is  filed  for the  purpose  of deregistering 472,559 shares of the $.01 par value Common Stock (the "Common Stock") of Park Bancorp, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated June 26, 1996 (the "Prospectus").
The  remaining   2,701,441  shares  registered  pursuant  to  this  Registration
Statement on Form S-1 have been issued and sold in accordance with the Prospectus in the Subscription Offering and Community Offering described therein.

         The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-effective Amendment No. 1.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 22, 1996.

Park Bancorp, Inc.


By:      /s/ David A. Remijas
         --------------------
         David A. Remijas
         Chairman of the Board, President and
         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Name                 Title                                    Date

/s/ David A. Remijas    Chairman of the Board, President and    October 22, 1996
--------------------    Chief Executive Officer
David A. Remijas        (principal executive officer)


/s/ Steven J. Pokrak    Treasurer and Chief Financial Officer   October 22, 1996
--------------------    (principal financial officer and
Steven J. Pokrak         principal accounting officer


          *
-----------------------        Executive Vice President, Chief Operating Officer
Richard J. Remijas, Jr.        Corporate Secretary and Director


          *
-----------------------        Director
Joseph M. Judickas, Jr.


          *
-----------------------        Director
Charles Paprocki


          *
-----------------------        Director
Paul Shukis


          *
-----------------------        Director
Glenn Zajicek



      *Pursuant  to a Power of  Attorney  dated May 2, 1996 and filed as Exhibit
24.1 with the Commission on May 2, 1996.


         /s/ David A. Remijas                        October 22, 1996
         ----------------------------------
         David A. Remijas